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                                   EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We have issued our report dated January 21, 1998, accompanying the consolidated financial statements included in the 1997 Annual Report of Greater Community Bancorp on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greater Community Bancorp on Form S-3 (File No. 333-14491, effective October 18, 1996) and Forms S-8 (File No. 333-16151, File No. 333-16153, and File No. 333-16149 effective November 14, 1996).





GRANT THORNTON LLP


Philadelphia, Pennsylvania
March 13, 1998